Exhibit 4.4

5.800% NOTE DUE 2033

Unless and until it is exchanged in whole or in part for 5.800% Notes in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NORDSON CORPORATION

5.800% NOTE DUE 2033

CUSIP:    655663 AB8

ISIN: US655663AB89

No. R-1	$500,000,000

Nordson Corporation, an Ohio corporation (hereinafter called the “Company,” which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $500,000,000, on September 15, 2033. The Security is one of the 5.800% Notes due 2033 referred to in such Indenture (hereinafter referred to for purposes of this 5.800% Note collectively as the “Securities”).

Interest Payment Dates:     March 15 and September 15

Record Dates:                     March 1 and September 1

Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

Date: September 13, 2023

NORDSON CORPORATION

By:	/s/ Joseph P. Kelley
Name: Joseph P. Kelley
Title: Executive Vice President, Chief Financial Officer

[Signature Page to Global Security R-1]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Date: September 13, 2023

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ David A. Schlabach
Authorized Signatory

[Signature Page to Global Security R-1]

NORDSON CORPORATION

5.800% Notes due 2033

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 4.01 OF THE SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 4.01 OF THE SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

1. Interest.

Nordson Corporation, an Ohio corporation (hereinafter called the “Company,” which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 5.800% per annum from September 13, 2023 or the most recently occurred Interest Payment Date from the date of issuance of additional Securities, until maturity. To the extent it is lawful, the Company promises to pay interest on any interest payment due on such principal amount but unpaid at a rate of 5.800% per annum compounded semi-annually.

The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing March 15, 2024. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of the original issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2. Method of Payment.

The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date on the next preceding Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Principal of, premium, if any, and interest on the Securities will be payable in United States Dollars at the office or agency of the Company maintained for such purpose, in the contiguous United States or at the option of the Company, payment of interest may be made by check mailed to the Holders of the Securities at the addresses set forth upon the registry books of the Company; provided, however, Holders of Global Notes will be entitled to receive interest payments (other than at maturity) by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the Trustee not fewer than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.6 and 9.6 of the Indenture).

3. Paying Agent and Registrar.

Initially, U.S. Bank Trust Company, National Association will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4. Indenture.

The Company issued the Securities under an Indenture, dated as of September 13, 2023, as supplemented (the “Indenture”), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The Securities are unlimited in aggregate principal amount. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of the Securities are referred to the Indenture and said Act for a statement of them. To the extent any provision of the Securities conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are senior, general obligations of the Company. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by the provisions of the Indenture, (b) authorizes and directs the Trustee on his behalf to take such action as may be provided in the Indenture and (c) appoints the Trustee as his attorney-in-fact for such purpose.

5. Optional Redemption.

(a) Prior to June 15, 2033 (three months prior to their maturity date) (the “Par Call Date”), the Company may redeem the Securities at its option, at any time in whole or from time to time in part, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) 100% of the principal amount of the Securities to be redeemed; and

(ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed, in each case discounted to the redemption date (assuming the Securities of such series matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less (b) interest accrued thereon to the date of redemption, plus, in either clause (i) or (ii) above, accrued and unpaid interest thereon to, but not including, the redemption date.

(b) The Securities shall be redeemable, at the option of the Company, at any time on or after the applicable Par Call Date, in whole or in part, at any time from time to time, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest on the Securities to be redeemed to, but not including, the date of redemption.

(c) In each of paragraphs (a) and (b) of this Section 5, the Company shall pay accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

6. Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7. Persons Deemed Owners.

The registered Holder of a Security may be treated as the owner of it for all purposes.

8. Unclaimed Money.

Subject to applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

9. Discharge Prior to Redemption or Maturity.

Except as set forth in the Indenture, the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal and interest, on and any mandatory sinking fund payments in respect of all the Securities of such Series on the dates such installments of principal or interest and such sinking fund payments are due, the Company may defease, or be discharged from, as the case may be, certain provisions of the Indenture and the Securities (as specified in the Indenture and the Supplemental Indenture, but in each case excluding its obligation to pay the principal of, premium, if any, and interest on the Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have its obligations and the obligations of any Subsidiary that becomes a guarantor, if applicable, discharged with respect to outstanding Securities.

10. Amendment; Supplement; Waiver.

The Company, any Subsidiary that becomes a guarantor, if applicable, and the Trustee may enter into a supplemental indenture for certain limited purposes without the consent of the Holders. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

11. Restrictive Covenants.

The Indenture imposes certain limitations on the ability of the Company and any Subsidiary to, among other things, incur Liens, enter into Sale and Leaseback Transactions, merge or consolidate with any other person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

12. Successor.

When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

13. Defaults and Remedies.

If an Event of Default with respect to the Securities occurs and is continuing (other than an Event of Default relating to bankruptcy, insolvency or reorganization of the Company), then either the Trustee or the Holders of 25% in aggregate principal amount of the Securities then outstanding may declare all Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of the Securities may not enforce the Indenture or the Securities, except as provided in the Indenture. The Trustee may require indemnity or security satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power with respect to such Securities. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14. Trustee and Agent Dealings with Company.

The Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Subsidiary that becomes a guarantor of the Securities, if applicable, or any of their Subsidiaries or any of their respective Affiliates, and may otherwise deal with such persons as if it were not the Trustee or such agent.

15. No Recourse Against Others.

No recourse for the payment of the principal of, premium, if any, or interest on the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary that becomes a guarantor of the Securities, if applicable, in the Indenture, or in the Securities or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future directors, officers, employees or securityholders of the Company or any Subsidiary that becomes a guarantor of the Securities, if applicable, or of any successor person thereof, except as an obligor or guarantor of the Securities pursuant to the Indenture. Each Holder, by accepting the Securities, waives and releases all such liability.

16. Authentication.

This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the other side of this Security.

17. Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

19. Governing Law.

THE INDENTURE AND THE SECURITIES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[FORM OF ASSIGNMENT]

I or we assign this Security to

(Print or type name, address and zip code of assignee)

Please insert Social Security or other identifying number of assignee and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee**

**

NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES

The following exchanges of a part of this Global Notes have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian